Exhibit 10.2

GUARANTY OF PAYMENT

This GUARANTY OF PAYMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 12th day of July, 2007, by JUPITERIMAGES CORPORATION, an Arizona corporation (“Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement, as hereinafter defined (“Agent”), for the benefit of the Lenders, as hereinafter defined.

1. Recitals.

JUPITERMEDIA CORPORATION, a Delaware corporation (together with its successors and assigns, “Borrower”), is entering into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders from time to time listed on Schedule 1 thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, collectively, the “Lenders” and, individually, each a “Lender”), Agent, and Citizens Bank, N.A., as the syndication agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). Guarantor desires that the Lenders grant the financial accommodations to Borrower as described in the Credit Agreement. Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement.

Guarantor, a subsidiary of Borrower whose financing is provided by the Loans and Letters of Credit, deems it to be in the direct pecuniary and business interests of Guarantor that Borrower obtain from the Lenders the Commitment and the Loans and Letters of Credit provided for in the Credit Agreement.

Guarantor understands that the Lenders are willing to enter into the Credit Agreement only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the Obligations, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and for other valuable consideration.

2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means, collectively, all property, if any, securing the Obligations or any part thereof at the time in question.

“Obligations” means, collectively, (a) all Indebtedness and other obligations incurred by Borrower to Agent, the Fronting Lender, the Swing Line Lender or any Lender pursuant to the Credit Agreement, and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit; (b) each extension, renewal or refinancing of any of the foregoing, in whole or in part; (c) the commitment fees, any prepayment fees and any other fees payable pursuant to the Credit Agreement, and all fees and charges in connection with the Letters of Credit; and (d) every other liability, now or hereafter owing to Agent or any Lender by any Obligor pursuant to the Credit Agreement or any other Loan Document; and (e) all Related Expenses.

“Obligor” means Borrower or any other Credit Party.

3. Guaranty of the Obligations. Guarantor hereby absolutely and unconditionally guarantees (as a guaranty of payment and not merely a guaranty of collection) the prompt payment in full of all of the Obligations as and when the respective parts thereof become due and payable. If the Obligations, or any part thereof, shall not be paid in full when due and payable, Agent, on behalf of the Lenders, in each case, shall have the right to proceed directly against Guarantor under this Agreement to collect the payment in full of the Obligations, regardless of whether or not Agent, on behalf of the Lenders, shall have theretofore proceeded or shall then be proceeding against Borrower or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that Agent, on behalf of the Lenders, in its sole discretion, may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that Agent or the Lenders may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent, on behalf of the Lenders, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Obligations. Guarantor agrees that all payments made by Guarantor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes, in accordance with Section 3.2 of the Credit Agreement.

4. Payments Conditional. Whenever Agent or any Lender shall credit any payment to the Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, each Lender, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if such Lender may no longer have in its possession any instrument evidencing the Obligations to which the payment in question was applied.

5. Guarantor’s Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to the Lenders and irrespective of any act, omission or course of dealing whatever on the part of Agent or any Lender, Guarantor’s liabilities and other obligations under this Agreement shall remain in full effect until the payment in full of the Obligations. Without limiting the generality of the foregoing:

5.1. Lenders Have No Duty to Make Advances. Without limiting the obligations of Agent and the Lenders under the Credit Agreement, no Lender shall at any time be under any duty to Guarantor to grant any financial accommodation to Borrower, irrespective of any duty or commitment of any of the Lenders to Borrower, or to follow or direct the application of the proceeds of any such financial accommodation;

5.2. Guarantor’s Waiver of Notice, Presentment. Guarantor waives (a) notice of the granting of any Loan to Borrower, the issuance of any Letter of Credit or the incurring of any other Indebtedness by Borrower or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of the Obligations or any part thereof, or any other Indebtedness incurred by Borrower to any of the Lenders, (c) notice of any indulgence granted to any Obligor, and (d) any other notice to which Guarantor might, but for this waiver, be entitled;

5.3. Lenders’ Rights Not Prejudiced by Action or Omission. Agent and the Lenders, in their sole discretion, may, pursuant to the Credit Agreement, without any prejudice to their rights under this Agreement, at any time or times, without notice to or the consent of Guarantor, (a) grant Borrower whatever financial accommodations that Agent and the Lenders may from time to time deem advisable, even if Borrower might be in default in any respect and even if those financial accommodations might not constitute Indebtedness the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Obligations, or any part thereof, (c) forbear from demanding security, if Agent and the Lenders shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that Agent and the Lenders may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any of the Obligations or pursuant to which any of the Obligations are created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other Obligor upon, the Obligations or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral, to perfect any security interest with respect to Collateral, or to protect the Obligations or any part thereof or any Collateral therefor;

5.4. Liabilities Survive Guarantor’s Dissolution. Guarantor’s liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor; and

5.5. Liabilities Absolute and Unconditional. Guarantor’s liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, any Note, any Loan Document or any other agreement, instrument or document evidencing the Loans or Letters of Credit or related thereto, the existence of any claim, set-off or other rights that Guarantor may have against Borrower or any other Person, or any other defense available to Guarantor in respect of this Agreement (other than the payment in full of the Obligations).

6. Representations and Warranties. Guarantor represents and warrants to Agent and each of the Lenders that (a) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (b) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (c) the officers executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect; (d) except for matters described or referenced in the Credit Agreement or any Schedule thereto, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor’s opinion, after consultation with Guarantor’s counsel, is reasonably expected to have a material adverse effect on Guarantor; (e) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Agent, for the benefit of the Lenders; (f) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Agent and the Lenders; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor’s ability to pay such debts as they mature.

7. Disability of Obligor. Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the occurrence and during the continuance of an Event of Default, Agent and the Required Lenders, in their sole discretion (but subject to the terms of the Credit Agreement), may declare the unpaid principal balance of and accrued interest on the Obligations to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon demand of Agent, on behalf of the Lenders, whenever made, pay to Agent, for the benefit of the Lenders, an amount equal to the then unpaid principal balance of and accrued interest on the Obligations.

8. Waiver of Guarantor’s Rights Against Borrower and Collateral. To the extent permitted by law, Guarantor hereby waives any claim or other right that Guarantor might now have or hereafter acquire against Borrower or any other Obligor that arises from the existence or performance of Guarantor’s liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Agent or any Lender against Borrower or any Collateral that Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

9. Maximum Liability of Guarantor. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of Guarantor’s liability hereunder exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Guarantor from other affiliates of Borrower) would not render the rights to payment of Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Agent.

11. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent or any Lender, mailed or delivered to it, addressed to the address of Agent or such Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to Agent or any Lender pursuant to any of the provisions hereof shall not be effective until received.

12. Successors and Assigns. This Agreement shall bind Guarantor and Guarantor’s successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns, including (without limitation) each holder of any Note evidencing any of the Obligations.

13. Invalidity. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Entire Agreement. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof.

15. Relationship of Parties; Setoffs. The relationship between (a) Guarantor and (b) Agent and the Lenders with respect to this Agreement is and shall be solely that of debtor and creditors, respectively, and Agent and the Lenders shall have no fiduciary obligation toward Guarantor with respect to this Agreement or the transactions contemplated hereby. If and to the extent any payment is not made when due hereunder, Agent and each Lender may setoff and charge from time to time any amount so due against any and all of Guarantor’s accounts or deposits with Agent or such Lender.

16. Headings. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

17. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Guarantor, Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws which would result in the application of the law of any other state. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any

Loan Document or any Related Writing, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Ohio shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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JURY TRIAL WAIVER. GUARANTOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, THE LENDERS, BORROWER AND GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty of Payment as of the date first set forth above.

Address:	23 Old Kings Highway South	JUPITERIMAGES CORPORATION
	Darien, Connecticut 06820 Attention: President or General Counsel	By:	/s/ Christopher S. Cardell
Christopher S. Cardell
Secretary and Treasurer

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Guaranty of Payment